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                                                                     Exhibit 4.3


                              CERTIFICATE OF TRUST

                                       OF

                         COASTAL BANCORP CAPITAL TRUST I

                  This Certificate of Trust is being executed as of March 4, 1999 for the purposes of organizing a business trust pursuant to the Delaware Business Trust Act, 12 DEL. C. Sections 3801 ET SEQ. (the "Act").

                  The undersigned hereby certifies as follows:

                  1. NAME. The name of the business trust is "Coastal Bancorp Capital Trust I" (the "Trust").

                  2. DELAWARE TRUSTEE. The name and business address of the Delaware trustee of the Trust meeting the requirements of Section 3807 of the Act are as follows:

                  The Bank of New York (Delaware)
                  23 White Clay Center
                  Route 273
                  Newark, Delaware 19711

                  3. EFFECTIVE. This Certificate of Trust shall be effective immediately upon filing in the Office of the Secretary of State of the State of Delaware.



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         IN WITNESS WHEREOF, the undersigned being all of the trustees of the
Trust, have duly executed this Certificate of Trust as of the day and year first above written.


                                 THE BANK OF NEW YORK (DELAWARE),
                                   as Delaware Trustee



                                 By:      _/s/Mary Jane Morrissey_____________
                                          Name: _Mary Jane Morrissey__________
                                          Title: __Authorized Signatory_______



                                 ADMINISTRATIVE TRUSTEE

                                 __/s/ Manuel J. Mehos________________________
                                 Name:    Manuel J. Mehos


                                 ADMINISTRATIVE TRUSTEE


                                 __/s/Catherine N. Wylie_____________________
                                 Name:    Catherine N. Wylie



                                 ADMINISTRATIVE TRUSTEE

                                 __/s/Linda B. Frazier_______________________
                                 Name:    Linda B. Frazier